Exhibit 99.1

Federated Investors, Inc. Reports Third Quarter 2010 Earnings

•	Equity fund flows turn positive for Q3 2010

•	Solid fixed-income flows boost bond assets to more than $40 billion

•	Board declares $0.24 per share quarterly dividend

(PITTSBURGH, Pa., Oct. 28, 2010) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported earnings per diluted share (EPS) of $0.42 for the quarter ended Sept. 30, 2010 compared to $0.56 for the same quarter last year. Net income was $43.1 million for Q3 2010 compared to $57.0 million for Q3 2009.

Federated reported YTD 2010 EPS of $1.27 compared to $1.42 for the same period in 2009. For the nine months ended Sept. 30, 2010, net income was $132.7 million compared to $145.4 million for the same period in 2009.

Federated’s total managed assets were $341.3 billion at Sept. 30, 2010, down $51.0 billion or 13 percent from $392.3 billion at Sept. 30, 2009 and up $4.5 billion or 1 percent from $336.8 billion reported at June 30, 2010. Average managed assets for Q3 2010 were $338.6 billion, down $69.5 billion or 17 percent from $408.1 billion reported for Q3 2009 and up $1.5 billion from $337.1 billion reported for Q2 2010. As the equity and fixed-income markets contracted in 2007 and 2008, Federated’s money market assets increased by $182 billion and as markets recovered in 2009 and 2010, Federated’s assets reflected industry trends as $95 billion flowed out of Federated’s money market products. Since the end of 2006, Federated’s money market managed assets have increased $87.3 billion to $260.9 billion at Sept. 30, 2010.

“As investor interest in equities began to increase, Federated saw strong flows into our Strategic Value Dividend Fund and Prudent Bear Fund, both of which are well suited to clients who want a long-term hedge against market uncertainty,” said J. Christopher Donahue, president and chief executive officer. “Federated’s diversified product mix also benefited investors seeking portfolio balance, as our flagship fixed-income offering, Total Return Bond Fund, continued to see strong flows—and, in fact, has shown positive net flows for the last 19 quarters.”

Federated’s board of directors declared a quarterly dividend of $0.24 per share. The dividend is payable on Nov. 15, 2010 to shareholders of record as of Nov. 8, 2010. During Q3 2010, Federated purchased 147,849 shares of Federated class B common stock for $2.7 million.

Federated’s fixed-income assets were $40.2 billion at Sept. 30, 2010, up $8.2 billion or 26 percent from $32.0 billion at Sept. 30, 2009 and up $2.2 billion or 6 percent from $38.0 billion at June 30, 2010. Federated experienced continued positive flows into its bond funds during the quarter, bringing total net YTD bond fund inflows to nearly $2.4 billion. Net sales were driven by strong flows into Federated Total Return Bond Fund, a multi-sector product, flows into several short-duration funds and Federated Institutional High Yield Bond Fund.

MEDIA:	MEDIA:	ANALYSTS:
Meghan McAndrew 412-288-8103	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q3 2010 Earnings	Page 2 of 10

Federated’s equity assets were $29.1 billion at Sept. 30, 2010, the same as equity assets on Sept. 30, 2009 and up $2.3 billion or 9 percent from $26.8 billion at June 30, 2010. Net sales were led by Federated Strategic Value Dividend Fund, Federated Prudent Bear Fund, Federated Max-Cap Index Fund, Federated Clover Small Value Fund and Federated Kaufmann Large Cap Fund.

Money market assets in both funds and separate accounts were $260.9 billion at Sept. 30, 2010, down $57.2 billion or 18 percent from $318.1 billion at Sept. 30, 2009 and up $0.4 billion from $260.5 billion at June 30, 2010. Money market mutual fund assets were $233.6 billion at Sept. 30, 2010, down $54.0 billion or 19 percent from $287.6 billion at Sept. 30, 2009 and up $2.4 billion or 1 percent from $231.2 billion at June 30, 2010. Assets at Sept. 30, 2010 included $11.0 billion transitioned from SunTrust Banks, Inc.’s products late in the quarter. Federated expects an additional $3.5 billion to transition from SunTrust products into Federated money market funds before year-end.

Financial Summary

Q3 2010 vs. Q3 2009

For Q3 2010, revenue decreased by $51.4 million or 18 percent from the same quarter last year. The decrease in revenue primarily reflects a decrease of $42.9 million resulting from lower average money market managed assets. This decrease was partially offset by the impact of increased average fixed-income and equity managed assets. As detailed at the end of this financial summary, voluntary fee waivers related to certain money market funds in order to maintain positive or zero net yields increased during Q3 2010 compared to Q3 2009.

In Q3 2010, Federated derived 51 percent of its revenue from money market assets, 48 percent from fluctuating assets (30 percent from equity assets and 18 percent from fixed-income assets) and 1 percent from other products and services.

Operating expenses for Q3 2010 were $167.1 million compared to $198.9 million for Q3 2009. This decrease was primarily a result of lower distribution expenses due to the aforementioned fee-waiver-related reductions and lower average money market managed assets.

Q3 2010 vs. Q2 2010

Compared to the prior quarter, revenue increased by $10.7 million or 5 percent. As detailed at the end of this financial summary, voluntary fee waivers related to certain money market funds in order to maintain positive or zero net yields decreased during Q3 2010 compared to Q2 2010. In addition, revenue increased due to one additional day in Q3 2010 compared to Q2 2010 and an increase in average fixed-income and money market fund managed assets.

Operating expenses for Q3 2010 increased by $19.5 million or 13 percent compared to Q2 2010, primarily due to the Q2 2010 recognition of insurance proceeds that reduced operating expenses by $25.0 million, partially offset by a noncash impairment charge of $7.0 million during Q2 2010 related to intangible and fixed assets associated with a prior-year acquisition.

Federated Reports Q3 2010 Earnings	Page 3 of 10

YTD 2010 vs. YTD 2009

Revenue for the first nine months of 2010 decreased by $204.5 million or 22 percent compared to the same period last year. The decrease in revenue primarily reflects a $149.8 million decrease resulting from lower average money market managed assets. This decrease was partially offset by the impact of increased average fixed-income and equity managed assets. As detailed at the end of this financial summary, voluntary fee waivers related to certain money market funds in order to maintain positive or zero net yields increased for YTD 2010 compared to YTD 2009.

For YTD 2010, Federated derived 50 percent of its revenue from money market assets, 49 percent from fluctuating assets (31 percent from equity assets and 18 percent from fixed-income assets) and 1 percent from other products and services.

Operating expenses for YTD 2010 decreased by $192.4 million or 29 percent compared to the same period last year. The decrease primarily reflects a decrease in distribution expenses largely related to the aforementioned fee waivers and lower average money market managed assets. The decrease in operating expenses was also attributable to the recognition of insurance proceeds in Q2 2010. In addition, intangible asset impairment and amortization decreased $12.2 million due primarily to the decrease in the impairment charges recorded for certain intangible assets in the first nine months of 2010 as compared to the same period in 2009.

Nonoperating expense increased $5.6 million for YTD 2010 compared to YTD 2009 primarily due to an increase in recourse debt expense associated with the company’s term loan, which was amended and restated in Q2 2010 to $425 million.

Federated’s level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers and expenses can impact Federated’s activity levels and financial results significantly. Risk factors and uncertainties that can influence Federated’s financial results are discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission.

Fee waivers to produce positive or zero net yields could vary significantly based on market conditions. The amount of these waivers will be determined by a variety of factors including, but not limited to, available yields on instruments held by the money market funds, changes in assets within money market funds, actions by the Federal Reserve and the U.S. Department of the Treasury, changes in the mix of money market customer assets, changes in expenses of the money market funds and Federated’s willingness to continue these waivers.

Federated Reports Q3 2010 Earnings	Page 4 of 10

Money Market Fund Yield Waiver Impact

(in millions)

	Quarter Ended		Change Q3 2009 to Q3 2010	Quarter ended June 30, 2010	Change Q2 2010 to Q3 2010	Nine Months Ended		Change YTD 2009 to YTD 2010
(Decrease)/Increase	Sept. 30, 2010	Sept. 30, 2009				Sept. 30, 2010	Sept. 30, 2009
Revenue	$(53.8)	$(36.5)	$(17.3)	$(58.3)	$4.5	$(181.6)	$(63.1)	$(118.5)
Distribution expense	(42.8)	(27.9)	(14.9)	(45.3)	2.5	(139.8)	(43.8)	(96.0)

Operating Income	$(11.0)	$(8.6)	$(2.4)	$(13.0)	$2.0	$(41.8)	$(19.3)	$(22.5)

Federated will host an earnings conference call at 9 a.m. Eastern on Friday, Oct. 29, 2010. Investors are invited to listen to Federated’s earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Us section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and until Nov. 5, 2010 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering codes 286 and 358170.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $341.3 billion in assets as of Sept. 30, 2010. With 134 funds and a variety of separately managed account options, Federated provides comprehensive investment management to approximately 5,200 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 2 percent of money market fund managers in the industry, the top 7 percent of fixed-income fund managers and the top 7 percent of equity fund managers1. For more information, visit FederatedInvestors.com.

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1	Strategic Insight, Aug. 31, 2010. Based on assets under management in open-end funds.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment advisor.

Certain statements in this press release, such as those related to the level of fee waivers incurred by the company, product demand and asset flows and the timing of acquisition closings, constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows, which could vary significantly depending on market conditions, investment performance and investor behavior. Other risks and uncertainties also include the possibility that acquisitions do not close within anticipated timeframes, and also include the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q3 2010 Earnings	Page 5 of 10

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Quarter Ended Sept. 30,		% Change Q3 2009 to	Quarter Ended June 30,	% Change Q2 2010 to
	2010	2009	Q3 2010	2010	Q3 2010
Revenue
Investment advisory fees, net	$163,783	$190,012	(14)%	$155,954	5%
Administrative service fees, net	53,085	65,267	(19)	51,899	2
Other service fees, net	24,645	36,957	(33)	23,083	7
Other, net	660	1,367	(52)	548	20

Total Revenue	242,173	293,603	(18)	231,484	5

Operating Expenses
Compensation and related	61,387	62,232	(1)	60,686	1
General and administrative
Distribution	68,800	95,911	(28)	62,779	10
Professional service fees	9,401	10,089	(7)	(9,884)	195
Office and occupancy	5,841	6,001	(3)	4,853	20
Systems and communications	5,362	6,058	(11)	5,877	(9)
Advertising and promotional	2,724	2,529	8	2,600	5
Travel and related	2,692	2,316	16	2,884	(7)
Other	4,494	4,677	(4)	5,403	(17)

Total general and administrative	99,314	127,581	(22)	74,512	33
Intangible asset impairment and amortization	3,397	3,953	(14)	9,311	(64)
Amortization of deferred sales commissions	2,987	5,104	(41)	3,114	(4)

Total Operating Expenses	167,085	198,870	(16)	147,623	13

Operating Income	75,088	94,733	(21)	83,861	(10)

Nonoperating Income (Expenses)
Investment income (loss), net	4,475	1,685	166	(1,608)	378
Debt expense—recourse	(4,958)	(1,112)	346	(4,619)	7
Other, net	(65)	(415)	(84)	(66)	(2)

Total Nonoperating (Expenses) Income, net	(548)	158	(447)	(6,293)	(91)

Income before income taxes	74,540	94,891	(21)	77,568	(4)
Income tax provision	26,477	34,604	(23)	29,293	(10)

Net income including noncontrolling interests in subsidiaries	48,063	60,287	(20)	48,275	(0)
Less: Net income attributable to noncontrolling interests in subsidiaries	5,007	3,301	52	625	701

Net Income	$43,056	$56,986	(24)%	$47,650	(10)%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and Diluted	$0.42	$0.56	(25)%	$0.46	(9)%

Weighted-average shares outstanding
Basic	99,916	99,958		99,943
Diluted	99,954	100,086		99,996

Dividends declared per share	$0.24	$0.24		$0.24

1)	Unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are required to be included in the computation of earnings per share under the “two-class method.” Total income available to participating restricted shareholders was $1.3 million, $1.4 million and $1.5 million for the quarterly periods ended Sept. 30, 2010, Sept. 30, 2009 and June 30, 2010, respectively.

Federated Reports Q3 2010 Earnings	Page 6 of 10

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Nine Months Ended Sept. 30,
	2010	2009	% Change
Revenue
Investment advisory fees, net	$474,230	$574,238	(17)%
Administrative service fees, net	161,233	199,726	(19)
Other service fees, net	68,981	132,874	(48)
Other, net	2,182	4,302	(49)

Total Revenue	706,626	911,140	(22)

Operating Expenses
Compensation and related	186,469	192,068	(3)
General and administrative
Distribution	190,068	333,301	(43)
Professional service fees	9,596	29,873	(68)
Office and occupancy	16,990	18,315	(7)
Systems and communications	16,996	17,871	(5)
Travel and related	8,005	7,631	5
Advertising and promotional	7,480	8,238	(9)
Other	14,467	17,396	(17)

Total general and administrative	263,602	432,625	(39)
Amortization of deferred sales commissions	9,274	14,936	(38)
Intangible asset impairment and amortization	16,522	28,665	(42)

Total Operating Expenses	475,867	668,294	(29)

Operating Income	230,759	242,846	(5)

Nonoperating Income (Expenses)
Investment income, net	2,893	2,493	16
Debt expense—recourse	(10,196)	(3,370)	203
Other, net	(310)	(1,161)	(73)

Total Nonoperating Expenses, net	(7,613)	(2,038)	274

Income before income taxes	223,146	240,808	(7)
Income tax provision	82,613	86,970	(5)

Net income including noncontrolling interests in subsidiaries	140,533	153,838	(9)
Less: Net income attributable to the noncontrolling interests in subsidiaries	7,820	8,444	(7)

Net Income	$132,713	$145,394	(9)%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and Diluted	$1.27	$1.42	(11)%

Weighted-average shares outstanding
Basic	99,907	99,976
Diluted	99,991	100,096

Dividends declared per share	$1.98	$0.72

1)	Unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are required to be included in the computation of earnings per share under the “two-class method.” Total income available to participating restricted shareholders was $5.8 million and $3.5 million the nine months ended Sept. 30, 2010 and Sept. 30, 2009, respectively.

Federated Reports Q3 2010 Earnings	Page 7 of 10

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Sept. 30, 2010	Dec. 31, 2009
Assets
Cash and other investments	$315,910	$121,990
Other current assets	41,372	62,797
Deferred sales commissions, net	11,228	15,318
Intangible assets, net and goodwill	701,254	662,996
Other long-term assets	49,378	49,332

Total Assets	$1,119,142	$912,433

Liabilities and Equity
Current liabilities	$194,252	$196,998
Long-term debt—recourse	371,875	105,000
Long-term debt—nonrecourse	6,639	13,556
Other long-term liabilities	73,013	54,151
Equity excluding treasury stock	1,269,098	1,338,117
Treasury stock	(795,735)	(795,389)

Total Liabilities and Equity	$1,119,142	$912,433

Federated Reports Q3 2010 Earnings	Page 8 of 10

Changes in Equity and Fixed-Income Fund Managed Assets

(in millions)

	Quarter Ended			Nine Months Ended
	Sept. 30, 2010	June 30, 2010	Sept. 30, 2009	Sept. 30, 2010	Sept. 30, 2009
Equity Funds
Beginning assets	$19,344	$21,445	$17,966	$20,960	$17,562

Sales	1,639	1,409	1,503	4,532	4,005
Redemptions	(1,582)	(1,851)	(1,377)	(5,104)	(4,119)

Net sales (redemptions)	57	(442)	126	(572)	(114)
Net exchanges	(31)	(13)	(12)	(54)	(79)
Acquisition related	0	0	257	0	257
Market gains (losses) and reinvestments[1]	1,955	(1,646)	2,013	991	2,724

Ending assets	$21,325	$19,344	$20,350	$21,325	$20,350

Fixed-Income Funds
Beginning assets	$30,651	$30,007	$24,100	$28,427	$19,321

Sales	3,655	3,572	4,789	11,775	12,537
Redemptions	(2,829)	(3,262)	(2,971)	(9,393)	(6,978)

Net sales	826	310	1,818	2,382	5,559
Net exchanges	20	8	53	51	101
Market gains and reinvestments[1]	714	326	989	1,351	1,979

Ending assets	$32,211	$30,651	$26,960	$32,211	$26,960

1)	Reflects the approximate changes in the market value of the securities held by the funds and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q3 2010 Earnings	Page 9 of 10

Changes in Equity and Fixed-Income Separate Account Assets and Liquidation Portfolios

(in millions)

	Quarter Ended			Nine Months Ended
	Sept. 30, 2010	June 30, 2010	Sept. 30, 2009	Sept. 30, 2010	Sept. 30, 2009
Equity Separate Accounts[1]
Beginning assets	$7,470	$8,621	$8,245	$8,713	$9,099

Sales[2]	522	344	—	1,225	—
Redemptions[2]	(975)	(692)	—	(2,389)	—

Net redemptions[2]	(453)	(348)	(281)	(1,164)	(1,096)
Net exchanges	9	12	20	31	70
Acquisition related	0	0	(257)	0	(257)
Market gains (losses) and reinvestments[3]	782	(815)	1,047	228	958

Ending assets	$7,808	$7,470	$8,774	$7,808	$8,774

Fixed-Income Separate Accounts[1]
Beginning assets	$7,361	$5,520	$4,583	$5,360	$4,165

Sales[2]	530	2,164	—	3,289	—
Redemptions[2]	(244)	(336)	—	(1,078)	—

Net sales [2]	286	1,828	188	2,211	269
Market gains and reinvestments[3]	316	13	308	392	645

Ending assets	$7,963	$7,361	$5,079	$7,963	$5,079

Liquidation Portfolios[4]
Beginning assets	$11,491	$11,930	$556	$12,596	$1,505

Sales[2]	3	3	—	10	—
Redemptions[2]	(423)	(442)	—	(1,535)	—

Net (redemptions) sales [2]	(420)	(439)	12,516	(1,525)	11,563
Market gains and reinvestments[3]	0	0	1	0	5

Ending assets	$11,071	$11,491	$13,073	$11,071	$13,073

1)	Includes separately managed accounts, institutional accounts and sub-advised funds (both variable annuity and other) and other managed products.
2)	For certain accounts, Sales, Redemptions or Net sales (redemptions) are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains (losses) and reinvestments. Sales and Redemptions data was not reported prior to 2010, therefore some historical data is not available.
3)	Reflects the approximate changes in the market value of the securities held in the portfolios, and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
4)	Liquidation portfolios include portfolios of distressed fixed-income securities and liquidating collateralized debt obligation (CDO) products. In the distressed security category, Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. In the case of liquidating CDOs, the CDO structure has unwound earlier than expected due to events of default related to certain distressed securities in the portfolio. Management-fee rates earned from these portfolios are significantly different than those of traditional separate account mandates.

Federated Reports Q3 2010 Earnings	Page 10 of 10

MANAGED ASSETS (in millions)	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009
By Asset Class
Equity	$29,133	$26,814	$30,066	$29,673	$29,124
Fixed-income	40,174	38,012	35,527	33,787	32,039
Money market	260,899	260,519	272,344	313,260	318,064
Liquidation portfolios[1]	11,071	11,491	11,930	12,596	13,073

Total Managed Assets	$341,277	$336,836	$349,867	$389,316	$392,300

By Product Type
Mutual Funds:
Equity	$21,325	$19,344	$21,445	$20,960	$20,350
Fixed-income	32,211	30,651	30,007	28,427	26,960
Money market	233,611	231,205	240,160	281,569	287,634

Total Fund Assets	$287,147	$281,200	$291,612	$330,956	$334,944

Separate Accounts:
Equity	$7,808	$7,470	$8,621	$8,713	$8,774
Fixed-income	7,963	7,361	5,520	5,360	5,079
Money market	27,288	29,314	32,184	31,691	30,430

Total Separate Accounts	$43,059	$44,145	$46,325	$45,764	$44,283

Total Liquidation Portfolios[1]	$11,071	$11,491	$11,930	$12,596	$13,073

Total Managed Assets	$341,277	$336,836	$349,867	$389,316	$392,300

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept. 30, 2009
By Asset Class
Equity	$28,033	$28,781	$29,493	$29,343	$27,872
Fixed-income	39,192	35,920	34,962	33,164	30,376
Money market	260,098	260,634	290,094	312,761	336,530
Liquidation portfolios[1]	11,313	11,759	12,320	12,881	13,370

Total Avg. Assets	$338,636	$337,094	$366,869	$388,149	$408,148

By Product Type
Mutual Funds:
Equity	$20,411	$20,590	$20,971	$20,625	$19,215
Fixed-income	31,491	30,266	29,329	27,903	25,499
Money market	232,230	230,353	255,985	283,353	304,959

Total Avg. Fund Assets	$284,132	$281,209	$306,285	$331,881	$349,673

Separate Accounts:
Equity	$7,622	$8,191	$8,522	$8,718	$8,657
Fixed-income	7,701	5,654	5,633	5,261	4,877
Money market	27,868	30,281	34,109	29,408	31,571

Total Avg. Separate Accts.	$43,191	$44,126	$48,264	$43,387	$45,105

Total Avg. Liquidation Portfolios[1]	$11,313	$11,759	$12,320	$12,881	$13,370

Total Avg. Managed Assets	$338,636	$337,094	$366,869	$388,149	$408,148

1)	Liquidation portfolios include portfolios of distressed fixed-income securities and liquidating collateralized debt obligation (CDO) products. In the distressed security category, Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. In the case of liquidating CDOs, the CDO structure has unwound earlier than expected due to events of default related to certain distressed securities in the portfolio. Management-fee rates earned from these portfolios are significantly different than those of traditional separate account mandates.